Exhibit 99.1
For Immediate Release Contact:Peter D. Goldstein
        General Counsel

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          www.gabelli.com

GAMCO Investors, Inc. Announces Voluntary NYSE Delisting and SEC Deregistration

Greenwich, CT September 16, 2022 — GAMCO Investors, Inc. (NYSE: GBL) (“GAMCO” or the “Company”) announced today that it has given formal notice to the New York Stock Exchange (“NYSE”) of its intention to voluntarily delist its Class A common stock (the “common stock”) from the NYSE and to deregister under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Following the de-listing from the NYSE, we expect to provide liquidity to GAMCO’s Class A stock shareholders by listing GAMCO Class A on the OTCQX platform (the “OTCQX”). GAMCO plans on filing a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about September 26, 2022. The last day of trading in GAMCO’s common stock on the NYSE will be on or about October 6, 2022, when the Form 25 takes effect. Ninety days thereafter, GAMCO’s common stock deregistration is expected to become effective. When GAMCO files Form 15 on or about October 6, 2022, its filing obligations under the Exchange Act will immediately be suspended or terminated, including the filing of all reports on Forms 8-K, 10-Q and 10-K.

GAMCO has filed an application for its common stock to be quoted on the OTCQX platform, operated by OTC Markets Group Inc. GAMCO will continue to provide information to its stockholders and to take such actions to enable a trading market in its common stock to exist. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on the OTCQX or otherwise or that the Company will continue to provide information sufficient to enable brokers to provide quotes for its common stock.

The Board of Directors of the Company (the “Board”) believes that the decision to delist the common stock from the NYSE and deregister and suspend its reporting obligations under the Exchange Act is in the best interest of the Company and its stockholders. The Board has determined that the burdens associated with operating as a registered public company outweigh any advantages to the Company and its stockholders at this time. The Board’s decision was based on careful review of numerous factors, including the significant cost savings of no longer preparing and filing periodic reports with the SEC; the reduction of significant legal, audit and other costs associated with being a reporting company; as well as the substantial costs and demands on management’s time under the Sarbanes-Oxley Act of 2002, SEC rules and NYSE listing standards. The Board also based its decision on the Company’s intention to provide liquidity to its stockholders following the delisting by taking actions within its control to have the common stock traded on the OTCQX. Once delisted and deregistered, the Board believes that the Company will redirect its financial and management resources to a wider range of business opportunities.

About GAMCO Investors, Inc.

GAMCO is known for its research-driven value approach to equity investing (known in the trade as PMV with a CatalystTM). GAMCO conducts its investment advisory business principally through two subsidiaries: GAMCO Asset Management Inc. (approximately 1,400 institutional and private wealth separate accounts, principally in the U.S.) and Gabelli Funds, LLC (24 open-end funds, 14 closed-end funds, 4 actively managed semi-transparent ETFs, and a SICAV). GAMCO serves a broad client base including institutions, intermediaries, offshore investors, private wealth, and direct retail investors. In recent years, GAMCO has successfully integrated new teams of RIAs by providing attractive compensation arrangements and extensive research capabilities.

GAMCO offers a wide range of solutions for clients across Value and Growth Equity, ESG, Convertibles, sector-focused strategies including Gold and Utilities, Merger Arbitrage, and U.S. Treasury Money Market Fixed Income. In 1977, GAMCO launched its flagship All Cap Value strategy, Gabelli Value, and in 1986 entered the mutual fund business.

Forward-Looking Statements
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “believe,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of the Company.